UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

WECONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1st Floor, Block A, Axis Business Campus No. 13A & 13B, Jalan 225, Section 51A 46100 Petaling Jaya Selangor, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 17 380 2755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, our Board of Directors approved the appointment of Mun Wai Wong to serve as a director to fill the vacancy caused by Chee Kuen Chim's prior resignation. Our Board also accepted the resignation of Kweuh Lin Wong from his position as our Chief Financial Officer and the appointment of Chow Wing Loke to fill the vacancy created by such resignation. Each of Messrs. Wong and Loke will serve until the next annual meeting of stockholders of the Company or until his successor is elected and qualified or until his earlier death, resignation or removal, as applicable. None of Messrs. Wong or Loke has a direct family relationship with any of the Company's other directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Each of Messrs. Wong and Loke will serve in his position without compensation. The Company hopes to enter into compensatory arrangements with Messrs. Wong and Loke in the future.

Mun Wai Wong, age 61, has over 30 years of experience as in accounting and finance. Mr. Wong founded WMW Management Services in 2007 and is its Chief Executive Officer. Prior to that time, he was the Chief Operating Officer of Hai Ming Holding Berhad. Mr. Wong has served as a director of Comintel Corporation Berhad (COMCORP:KLSE) since October 2010 and a director of PanPages Berhad (PANPAGE:KLSE) since May 2012. Mr. Wong is a Chartered Accountant from the Malaysia Institute of Accountants, a Fellow of the Chartered Certified Accountants, and a member of the Institute of Chartered Secretaries and Administrators. Mr. Wong received his professional qualification in 1984 from Tuanku Abdul Rahman College in Malaysia. Mr. Wong brings to our Board his deep experience in the accounting and finance matters.

Chow Wing Loke, age 49, has served as the Chief Financial Officer of MIG Mobile Tech Bhd., a payment solution provider, since March 2018. Prior to joining MIG Mobile Tech Bhd., Mr. Loke served as the General Manager of Autoliv Hirotako Sdn. Bhd., an automotive safety restrain system manufacturer in Malaysia and an affiliate company of Autoliv Inc (ALV:NYSE), from May 2008 to March 2018. Prior to this, he served as the Chief Financial Officer and or Financial Controller with various companies in Malaysia. He is a Fellow of the Chartered Certified Accountants. Mr. Loke received his professional qualification in 1992 from Systematic Business School in Malaysia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECONNECT Tech International, Inc.
Dated: June 1, 2018

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer